    As filed with the Securities and Exchange Commission on October 25, 2001


                                                      Registration No. 2-86781-D
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                   POST-EFFECTIVE AMENDMENT NO. 2 TO FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         -------------------------------


                        TELECOMMUNICATION PRODUCTS, INC.
             (Exact name of Registrant as specified in its charter)


                         -------------------------------
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
           Colorado                            P. O. Box l7013                      84-0916299
(State or other jurisdiction of             Golden, Colorado 80402               (I.R.S. Employer
 incorporation or organization)                 (303) 863-7414                  Identification No.)
                                   (Address of principal executive offices)
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                         -------------------------------

                              Paul J. Hanley, Esq.
                            Grimshaw & Harring, P.C.
                         1700 Lincoln Street, Suite 3800
                             Denver, Colorado 80203
                                 (303) 839-3800
                      (Name, address and telephone number,
                   including area code, of agent for service)


                         -------------------------------

===========================================================================

         On October 10, 2001, the shareholders of Telecommunication Products, Inc. ("Telpro") approved the merger (the "Merger") of Telpro with and into a newly formed Colorado corporation ("New Telpro"). The Merger became effective at 2:34 p.m. MDT on October 10, 2001 (the "Effective Time"). For purposes of this Post-Effective Amendment No. 2 to Registration Statement No. 2-86781-D, the term "Corporation" shall mean, for all periods prior to the Effective Time, Telpro. The Surviving Corporation is also named Telecommunication Products, Inc.

         This Post-Effective Amendment No. 2 relates to the Corporation's Registration Statement on Form S-18 (No. 2-86781-D). This Post-Effective Amendment is being filed on Form SB-2 as the replacement for Form S-18 pursuant to Securities Act Release No. 33-6949 dated August 13, 1992.

         Pursuant to Rule 414(d) under the Securities Act of 1933, as amended (the "Securities Act"), Surviving Telpro hereby expressly adopts as its own, for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended, Registration Statement No. 2-86781-D previously filed by the Corporation.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933 the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 2 to Form SB-2 and has duly caused this Post-Effective Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Golden, State of Colorado, on the 24th day of October, 2001.

                                        TELECOMMUNICATION PRODUCTS, INC.

                                        By: /s/ Donald E. Ranniger
                                           -------------------------------------
                                           Donald E. Ranniger
                                           President


         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 has been signed by the following persons in the capacities and on the dates indicated.


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
Signature                                                    Title                                    Date
---------                                                    -----                                    ----
/s/ DONALD E. RANNIGER                               President, Treasurer,                       October 24, 2001
---------------------------                          and Chairman of the Board
Donald E. Ranniger                                   of Directors



/s/ CLARA H. RANNIGER                                Vice President, Secretary,                  October 24, 2001
---------------------------                          and Director
Clara H. Ranniger



/s/ HARRY D. THOMPSON                                Director                                    October 24, 2001
---------------------------
Harry D. Thompson


/s/ DANIEL P. NEWMAN                                 Director                                    October 24, 2001
---------------------------
Daniel P. Newman


/s/ TRAVIS K. PETHE                                  Director                                    October 24, 2001
---------------------------
Travis K. Pethe
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